Exhibit 5.01



                                                                  March 17, 1998



Elantec Semiconductor, Inc.
675 Trade Zone Blvd.
Milpitas, California  95035

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 17, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 400,000 shares of your Common Stock (the "Stock"), subject to issuance by you pursuant to your 1995 Equity Incentive Plan, as amended through February 20, 1998 (the "Plan").

         In rendering this opinion, we have examined the following:

         (1) your registration statement on Form S-1 (File Number 33-96136) filed with the Commission on August 24, 1995 and as subsequently amended, together with the Exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A (File Number 34-026690) filed with the Commission on August 29, 1995, together with the order of effectiveness issued by the Commission therefor on October 10, 1995;

         (3) your Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997 filed with the Commission on February 13, 1998;

         (4) your Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the Commission on December 29, 1997;

         (5) your Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 filed with the Commission on August 14, 1997;

         (6) your Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 997 filed with the Commission on May 13, 1997;

         (7) the Registration Statement, together with the Exhibits filed as a part thereof;

         (8) the Prospectuses prepared in connection with the Registration Statement;

         (9) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (10) the stock records that you have provided to us (consisting of a list of stockholders issued by your transfer agent, Chase Mellon Shareholder Services LLC and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated March 17, 1998); and

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Elantec Semiconductor, Inc.
Page 20

         (11) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law without reference, in the case of Delaware law, to case law or secondary sources.

Based upon the foregoing, it is our opinion that up to 400,000 shares of Stock to be issued and sold by you, when issued and sold in accordance with the Plan and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                Very truly yours,

                               /s/ Fenwick & West LLP